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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Chancellor Media Corporation:

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1998, except for Note 2, as to which the date is March 3, 1998 with respect to the consolidated financial statements of LIN Television Corporation included in the Registration Statement (Form S-4, No.
33-     ) and related Joint Proxy Statement/Prospectus of Chancellor Media
Corporation for the registration of shares of its common stock.

                                                Ernst & Young LLP

Dallas, Texas
February 16, 1999